Exhibit 16.1

October 3, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Crisp Momentum, Inc (f/k/a OpenLocker Holdings, Inc.)

Dear Sir/Madam

We have read the statements under item 4.01 of the Form 8-K to be filed with the Securities and Exchange Commission and we concur with such statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

Hudgens CPA, PLLC

Houston, Texas

1220 Blalock Rd, STE 300
Houston, Texas 77055
713-429-0724